Exhibit A

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANS-FERRED WITHOUT AN EFFECTIVE REGIS-TRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASON-ABLY SATISFACTORY TO THE COR-PORATION AND ITS COUN-SEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE SHARES
OF COMMON STOCK OF
NATURAL GAS SYSTEMS, INC

Initial Number of Shares:  450,000
Exercise Price:                    $0.75 per share
Date of Grant:            January ___, 2005
Expiration Date:         January ___, 2010

THIS CERTIFIES THAT, Prospect Energy Corporation, a Maryland corporation, or any person or entity to whom the inter-est in this Warrant is lawful-ly transferred ( Holder ) is entitled to purchase the above number (as adjust-ed pursuant to Section 4 hereof) of fully paid and non-assess-able shares of the Common Stock (the Shares ) of Natural Gas Systems, Inc., a Nevada corporation (the Company), having an Exercise Price as set forth above, subject to the provi-sions and upon the terms and condi-tions set forth herein and in the Warrant Agreement dated January __, 2005 (the Warrant Agreement ). The exercise price, as adjusted from time to time as provided herein, is referred to as the Exercise Price.

1. Term. The purchase right represented by this Warrant is exer-cisable, in whole or in part, at any time commencing on the Date of Grant and ending on the Expiration Date, after which time the Warrant shall be void.

2. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the right to purchase Shares repre-sented by this Warrant may be exercised by Holder, in whole or in part, for the total number of Shares remaining available for exercise by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds, or by delivery to the Company of evidence of cancellation of indebtedness of the Company to such Holder, of an amount equal to the then appli-cable Exercise Price per share multiplied by the number of Shares then being purchased or by net exercise pursuant to Section 6 hereof. In the event of any exercise of the purchase right represented by this War-rant, certificates for the Shares so purchased shall be promptly delivered to Holder and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exer-cised shall also be promptly delivered to Holder.

3. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be the Exercise Price, as adjusted from time to time pursuant to Section 4 hereof.

4. Adjustment of Number of Shares. The number of shares and/or class of capital stock purchasable upon exercise of this Warrant are subject to adjustment as provided in Section 8 of the Warrant Agreement.

5. Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (includ-ing, without limitation, the delivery of investment represen-tation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Com-pany). Subject to the provisi-ons of this Section 5, title to this War-rant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.

6. Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to exchange this Warrant for Shares equal to the value of this Warrant by surrender of this Warrant, together with notice of such election, at the principal office of the Company, in which event the Company shall issue to the holder a number of Shares computed using the following formula:

X = Y (A-B)
A
Where:

X= the number of Shares to be issued to the holder.
Y= the number of Shares to be purchased under this Warrant.
A= value per share of one Share determined in accordance with Section 2 of the Warrant Agreement.
B= the Exercise Price (as adjusted).

7. Registration Rights. Upon exercise of this Warrant, the Holder shall have and be entitled to exercise, together with all other holders of registrable securities possessing piggy back registration rights under that certain Registration Rights Agreement, of even date herewith and attached hereto as Exhibit C, between the Company and the parties who have executed the counterpart signature pages thereto or are otherwise bound thereby (the Registration Rights Agreement ), the rights of registration granted under the Registration Rights Agreement (with respect to the Shares of Common Stock issuable upon exercise of this Warrant). By its receipt of this Warrant, Holder agrees to be bound by the Registration Rights Agreement.

8. Miscellaneous. The Company cove-nants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of Shares to permit the exer-cise hereof in full. Such Shares, when issued in compliance with the provisions of this Warrant and the Company s Certificate of Incorporation, will be duly authorized, validly issued, fully paid and non-assessable. No Holder of this Warrant, as such, shall, prior to the exercise of this Warrant, be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon Holder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reason-ably satisfactory in form and amount to the Company or, in the case of any such mutila-tion, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor. The terms and provisions of this Warrant shall inure to the bene-fit of, and be binding upon, the Company and the Holder hereof and their respec-tive successors and as-signs. This Warrant shall be governed by and construed under the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first written above.

Holder: ________________________________	Company: Natural Gas Systems, a Nevada Corporation
By: _____________________________ Name: ___________________________	By: _____________________________ Name: ___________________________

NOTICE OF EXERCISE

TO: NATURAL GAS SYSTEMS, INC.

1. The undersigned hereby elects to purchase _________ shares of the Common Stock of NATURAL GAS SYSTEMS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

2. The undersigned hereby elects to purchase __________ shares of the Common Stock of NATURAL GAS SYSTEMS, INC. pursuant to the terms of the attached Warrant on a net exercise basis in accordance with Section 6.

3. Please issue a certificate or certificates repre-senting said shares of the Common Stock in the name of the under-signed or in such other name as is specified below:

Name:________________________________
Tax ID:___________________

Address:________________________________
        ________________________________
        ________________________________
        ________________________________
        ________________________________

Signed:__________________________________

Date:___________________